Exhibit 10.16

FORM OF

BANKRATE, INC.

FOURTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This FOURTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (the “Agreement”) is made as of [—], 2011 by and among Bankrate, Inc, a Delaware corporation (the “Company”), Ben Holding S.à r.l., a company organized under the Laws of Luxembourg (“Ben S.à r.l.”), and each of the other Persons whose name appears on the Schedule of Investors attached hereto (the “Management Holders”), as amended from time to time in accordance with the terms hereof (the “Schedule of Investors”), and each Person who after the date hereof acquires Preferred Stock, Common Stock or Common Stock Equivalents and agrees to be bound by this Agreement by executing a joinder to this Agreement substantially in the form of Exhibit A hereto (together with the Management Holders, the “Other Holders”). Capitalized terms used herein are defined in Section 6.

WHEREAS, Ben S.à r.l. and the Management Holders were originally holders of certain shares of preferred stock and common stock of BEN Holdings, Inc., a Delaware corporation, (“Holdings”);

WHEREAS, the Company, Ben S.à r.l. and the Management Holders intend to undertake an initial Public Offering (the “IPO”) of shares of Common Stock under which the Company, Ben S.à r.l. and certain Management Holders (together with Ben S.à r.l. the “Selling Stockholders”) are offering shares of Common Stock to the public.

WHEREAS, in connection with the IPO, Holdings was merged with and into the Company (the “Merger”), with the Company surviving and each share of common stock and preferred stock of Holdings outstanding immediately prior to the Merger has been converted into shares of Common Stock.

WHEREAS, upon the consummation of the Merger but prior to the consummation of the IPO, Ben S.à r.l. is the direct holder of the shares of Common Stock set forth opposite its name on the Schedule of Investors;

WHEREAS, upon the consummation of the Merger but prior to the consummation of the IPO, each of the Management Holders is the direct holder of the shares of Common Stock set forth opposite its name on the Schedule of Investors;

WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company’s Board of Directors (the “Board”) and (ii) assuring continuity in the management and ownership of the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Board of Directors.

Each Stockholder hereby agrees that such Person shall vote, or cause to be voted, all voting securities of the Company over which such Person has the power to vote or direct the voting, and shall take all other reasonably necessary or desirable actions within such Person’s control (whether in such Person’s capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person, via telephone or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all reasonably necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings, recommending that stockholders vote in favor of such nominees and soliciting proxies thereof), so that:

(a) from and after the date hereof, the size of the Board shall initially be seven (7) directors and the following individuals shall be elected to the Board and caused to be continued in office: (i) until the first date on which the Apax Holders cease to Beneficially Own fifty percent (50%) or more of the voting power of all outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors (the “Voting Stock”), individuals representing a majority of the total number of directors comprising the Board nominated by the Apax Holders [who shall initially be [—]] (the “Apax Directors”); (ii) until the first date on which the Apax Holders cease to Beneficially Own thirty percent (30%) or more of the voting power of the Voting Stock, individuals representing thirty percent (30%) of the total number of directors comprising the Board nominated by the Apax Holders; (iii) until such time as the Apax Holders cease to Beneficially Own five percent (5%) or more of the voting power of all of the Voting Stock, individuals representing fifteen percent (15%) of the total number of directors comprising the Board nominated by the Apax Holders; provided, however, that for purposes of calculating the number of directors that the Apax Holders are entitled to nominate pursuant to the formulas set forth above, any fractional amounts will be rounded up to the nearest whole number and the calculation will be made taking into account any increase (or decrease) in the number of members of the Board; provided, however, that no individual shall be nominated by the Apax Holders who does not meet the Company’s generally applicable director qualification policies, if any, as approved by the Board, or has reached the mandatory retirement age for directors as set forth in Section 3.14 of the Company’s Bylaws.

(b) (i) until the first date on which the Apax Holders cease to Beneficially Own fifty percent (50%) or more of the voting power of the Voting Stock, at the Apax Holders’ option, a majority of the members of each committee of the Board (the number of such members calculated according to the provisions set forth in subsection (a)(i) above) will be directors nominated by the Apax Holders, and (ii) until such time as the Apax Holders cease to Beneficially Own five percent (5%) or more of the voting power of the Voting Stock, at the Apax Holders’ option, at least one (1) member of each committee of the Board will be a director nominated by the Apax Holders, in each case to the extent permitted by Law and applicable stock exchange rules;

(c) at the Apax Holders’ option, the composition of the board of directors of each of the Company’s Subsidiaries (each, a “Sub Board”) shall be the same as that of the Board,

and the composition of any committee of a Sub Board shall be the same as that of any committee of the Board in each case to the extent permitted by Law and applicable stock exchange rules;

(d) a representative to the Board, Board committee or a Sub Board nominated by any Stockholder pursuant to the terms of this Section 1 may be removed from the Board, Board committee or such Sub Board with or without cause only upon such Stockholder’s written request;

(e) in the event that any representative nominated hereunder by any Stockholder (or Stockholders) ceases to serve as a member of the Board, a Sub Board or a committee during his or her term of office (whether due to resignation, removal or otherwise) and such Stockholder(s) would remain entitled to have the other Stockholders vote in favor of its nominee for such vacancy in an annual election, then the resulting vacancy on the Board or the Sub Board shall be filled by a representative designated by such Stockholder(s) so entitled;

(f) if any party which is entitled to designate a representative to fill a directorship pursuant to the terms of this Section 1 fails to designate such representative, neither the Board nor the Stockholders may elect, and the Stockholders shall not vote to elect, any Person to fill such vacant directorship without the prior written consent of the Stockholder(s) originally entitled to designate such director pursuant to this Section 1;

(g) in the event of any vacancy that a Stockholder is not entitled to fill unilaterally pursuant to clause (e) above, such vacancy shall be filled in accordance with the Bylaws of the Company;

(h) the bylaws of the Company and of each of the Company’s Subsidiaries shall provide that, except as otherwise provided by Law, no quorum shall exist at any meeting of the Board or any Sub Board unless directors having a majority of the voting power of such board of directors are present at such meeting; and

(i) the Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board, any Sub Board and any committee thereof.

2. Representations and Warranties. Each Stockholder represents and warrants to the Company and each other Stockholder that (a) as of the date hereof, such Stockholder is the record owner of the number of Stockholder Shares set forth opposite such Stockholder’s name on the Schedule of Investors attached hereto; (b) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms; (c) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement; and (d) it is not a party to a binding written agreement to sell, exchange or otherwise dispose of any of its Common Stock other than the Underwriting Agreement, dated as of [—], by and between the Company, the Selling Stockholders and certain underwriters named therein. No holder of Stockholder Shares, in its capacity as such, shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

3. Registration Rights.

3A Demand Registrations.

(a) Subject to the provisions of this Section 3 (including the restrictions set forth in Section 3A(d)), the Apax Requesting Holders and the Morse Holder shall have the right (the “Demand Right”) to request registration under the Securities Act of all or any portion of the Registrable Securities held by such Person(s) by delivering a written notice to the principal business office of the Company, which notice, if submitted by the Apax Requesting Holders shall identify the Apax Requesting Holders, and if submitted by either the Apax Requesting Holders or the Morse Holder shall specify the number of Registrable Securities to be included in such registration (the “Registration Request”). Upon exercise by the Apax Requesting Holders or the Morse Holder of any Demand Right, each of the other holders of Registrable Securities shall have the right to request registration of its Registrable Securities in connection with such Demand Registration. The Company shall give prompt written notice of such Registration Request (the “Registration Notice”) to all other holders of Registrable Securities and shall thereupon use its best efforts to effect the registration (a “Demand Registration”) under the Securities Act on any form available to the Company of:

(i) the Registrable Securities requested to be registered by the Apax Requesting Holders or the Morse Holder and all other Registrable Securities which the Company has received a written request from the other holders of Registrable Securities to register within twenty (20) days after the Registration Notice is given (or five (5) days after the Registration Notice is given if such Demand Registration is a take down made pursuant to a shelf registration statement on Form S-3);

(ii) any securities of the Company proposed to be included in such registration by the Company for its own account; and

(iii) any Common Stock of the Company proposed to be included in such registration by the holders of any registration rights granted other than pursuant to this Agreement (“Other Registration Rights”).

(b) A registration undertaken by the Company at the request of the Apax Requesting Holders or the Morse Holder shall not count as a Demand Registration for purposes of Section 3A(d):

(i) if, pursuant to the Demand Right, the Apax Requesting Holders or the Morse Holder (as applicable) fail to register and sell at least eighty percent (80%) of the Registrable Securities requested to be included in such registration by such Person(s) exercising the Demand Right; or

(ii) if the Apax Requesting Holders or the Morse Holder withdraw a Registration Request (1) upon the determination of the Board to postpone the filing or effectiveness of a Registration Statement pursuant to Section 3A(d) or (2) upon the recommendation of the managing underwriter of such offering due to discovery of a material adverse development regarding the Company or its Subsidiaries or general adverse economic or market conditions which, in such underwriter’s opinion and in either case, are reasonably likely to materially and adversely affect the price that could be obtained for such securities or the marketability thereof.

(c) If the sole or managing underwriter of a Demand Registration advises the Company in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering, or the marketability of such securities, then the Company shall include in such registration in the following order of priority:

(i) first, the greatest number of Registrable Securities proposed to be registered by the Person(s) exercising a Demand Right and the other holders of Registrable Securities that requested to have their Registrable Securities registered in such Demand Registration, which in the opinion of such underwriters can be so sold, such amount to be allocated ratably among the Stockholders based on the number of Registrable Securities held by such Stockholder (or, if any Stockholder does not request to include its ratable share, such excess shall be allocated ratably among those Stockholders requesting to include more than their allocable share);

(ii) second, after all the Registrable Securities that Stockholders propose to register, the greatest number of securities proposed to be registered by Persons with Other Registration Rights which in the opinion of such underwriters can be so sold, such amount to be allocated ratably among the respective holders thereof based on the amount of securities held by each such holder (or, if any holder does not request to include its ratable share, such excess shall be allocated ratably among those holders requesting to include more than their allocable share); and

(iii) third, after all securities that the Stockholders and then the Persons with Other Registration Rights propose to register, the greatest number of securities proposed to be registered by the Company for its own account, which in the opinion of such underwriters can be so sold; provided, however, that the Company shall have the right (the “Priority Right”) to receive priority over all Persons with Other Common Shares or Other Registration Rights in any Demand Registration to be effected under this Section 3A with respect to securities that the Company proposes to include in such registration for its own account by giving written notice of its election to exercise such Priority Right to such Persons and to the Person(s) exercising a Demand Right; and thereafter, to Persons with Other Common Shares and Other Registrable Securities.

(d) The Company shall be obligated to effect a maximum of four (4) Demand Registrations on Form S-1 (or similar long-form registration forms) and an unlimited number of registrations on Form S-3 (or similar short-form registration forms) for the Apax Holders. The Company shall be obligated to effect a maximum of two (2) Demand Registrations on Form S-3 (or similar short-form registration forms) for the Morse Holder. For the avoidance of doubt, the Company is not obligated to effect a Demand Registration on Form S-1 or an underwritten offering for any Person other than the Apax Holders. Any Demand Registration on Form S-1 (or similar long-form registration forms) must be for a firmly underwritten Public Offering (to be managed by an underwriter or underwriters of recognized national standing selected by the Apax Requesting Holders and reasonably acceptable to the Company). For the avoidance of doubt, the Apax Requesting Holders are also entitled to select the underwriter or underwriters (to be of recognized national standing and reasonably acceptable to the Company) in the case where such Apax Requesting Holders submit a Demand Registration on Form S-3 which, at the election of the Apax Holders, is to be a firmly underwritten Public Offering. The Company may defer not more than two (2) times for a period not to exceed ninety (90) days in the aggregate during any twelve (12) month period from each receipt of the request to file a Registration Statement for a Demand Registration if the Board in good faith determines that such Demand Registration might reasonably be expected to have a materially adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other material transactions; provided, that in such event, the Apax Requesting Holders or the Morse Holder (as applicable) shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as a Demand Registration of such Person(s).

(e) In connection with any Demand Registration pursuant to this Section 3A, each party to this Agreement shall vote, or cause to be voted, all securities of the Company over which it has the power to vote or direct the voting to effect any stock split which, in the opinion of the sole or managing underwriter, is necessary to facilitate the effectiveness of such Demand Registration.

(f) Any holder of Registrable Securities shall be entitled to withdraw such holder’s request to participate in any Demand Registration that is an underwritten offering at any time prior to the execution and delivery of the related underwriting agreement.

(g) To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act (a “WKSI”), at any time any request for registration is submitted to the Company in accordance with Section 3A, (i) if so requested, the Company shall file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “shelf registration statement”) to effect such registration, and (ii) subject to the other terms hereof, use its reasonable best efforts to maintain the effectiveness of such automatic shelf registration statement, including, without limitation, by timely filing all of its required periodic reports with the Commission.

3B Piggyback Registration.

(a) Whenever the Company proposes to register any shares of Common Stock pursuant to a Registration Statement for its own account, for the account of any holder of Registrable Securities (other than pursuant to a Demand Registration which rights to include Registrable Securities therein shall be governed by Section 3A) or for the account of any other Person, other than in connection with a registration the primary purpose of which is to register debt securities (i.e., in connection with a so-called “equity-kicker”), and other than in connection with a business acquisition or combination, or an employee benefit plan (a “Piggyback

Registration”), the Company shall give prompt notice to all holders of Registrable Securities of its intention to effect such a registration and of such holders’ rights under this Section 3B. Upon the written request of any holder of Registrable Securities (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company shall include in such registration (subject to the limitations and priorities set forth in this Agreement) all Registrable Securities requested to be registered pursuant to this Section 3B with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company’s notice; provided, that any such holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective.

(b) If the sole or managing underwriter of an Piggyback Registration advises the Company in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability of such securities, then the Company shall include in such Piggyback Registration the Registrable Securities and other securities of the Company in the following order of priority:

(i)	first, the greatest number of securities of the Company proposed to be included in such registration by the Company for its own account, which in the opinion of such underwriters can be so sold;

(ii)	second, after all of the securities that the Company proposes to register, the greatest number of Registrable Securities proposed to be registered by the Stockholders holding such Registrable Securities which in the opinion of such underwriters can be so sold, such amount to be allocated ratably among the Stockholders based on the amount of Registrable Securities held by each such Stockholder (or, if any Stockholder does not request to include its ratable share, such excess shall be allocated ratably among those Stockholders requesting to include more than their allocable share); and

(iii)	third, after all securities that the Company and the Stockholders holding Registrable Securities propose to register, the greatest number of securities held by Persons with Other Registration Rights requested to be registered by the holders thereof which in the opinion of such underwriters can be so sold, such amount to be allocated ratably among the respective holders thereof based on the amount of securities held by each such holder (or, if any holder does not request to include its ratable share, such excess shall he allocated ratably among those holders requesting to include more than their allocable share).

(c) Any holder of Registrable Securities shall be entitled to withdraw such holder’s request to participate in any Piggyback Registration that is an underwritten offering at any time prior to the execution and delivery of the related underwriting agreement.

3C Holdback Agreements.

(a) Each Stockholder agrees not to effect any Public Sale of any Stockholder Shares or of any other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such stock or securities, during the period beginning seven (7) days prior to, and ending one hundred eighty (180) days after (or for such shorter period as to which the managing underwriter(s) may agree) the date of the underwriting agreement of each underwritten offering made pursuant to a Registration Statement other than Registrable Securities sold pursuant to such underwritten offering.

(b) The Company agrees not to effect any Public Sale or distribution of its equity securities (or any securities convertible into or exchangeable or exercisable for such securities) during the seven (7) days prior to and during the one hundred eighty (180) day period beginning on the effective date of any underwritten Demand Registration (or for such shorter period as to which the managing underwriter or underwriters may agree), except as part of such Demand Registration or in connection with any employee benefit or similar plan, any dividend reinvestment plan, or a business acquisition or combination.

3D Registration Procedures. In connection with the registration of any Registrable Securities, the Company shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and file with the SEC a Registration Statement or Registration Statements on a form available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method of distribution thereof, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein, provided that before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford counsel for the Apax Holders a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least 3 business days prior to such filing);

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for a period ending on the earlier of (i) ninety (90) days from the effective date and (ii) such time as all of such securities have been disposed of in accordance with the intended method of disposition thereof; cause the related prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such prospectus as so supplemented;

(c) notify each holder of Registrable Securities promptly (but in any event within three (3) days), and confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a

Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order (or threat of such issuance of a stop order) suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, (iii) if, at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of Registrable Securities, the Company becomes aware that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 3D(j) cease to be true and correct in all material respects, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, and (v) if the Company becomes aware of the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(d) use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(e) furnish, upon request, to each holder of Registrable Securities to be included in such Registration and the underwriter or underwriters, if any, without charge, one original copy and such number of conformed copies of the Registration Statement and any post-effective amendment thereto, and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by such Registration Statement and the underwriter or underwriters, if any, in connection with the Public Offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

(f) make available at times and places reasonably acceptable to the Company for inspection by any seller of Registrable Securities, any underwriter participating in any disposition of such Registrable Securities pursuant to a registration statement, Selling Stockholders’ counsel and any attorney, accountant or other advisor retained by any such seller or any underwriter (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its Subsidiaries’ officers, directors and employees, and the independent registered public accountants of the Company, to supply all information reasonably requested by any such Inspectors in connection with such registration statement;

(g) if requested by the managing underwriter or underwriters or any holder of Registrable Securities to be included in such Registration in connection with any sale pursuant to a Registration Statement, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters or such holder reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(h) in connection with any sale pursuant to a Registration, cooperate with the holders of Registrable Securities to be included in such Registration and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends including, without limitation, those set forth in Section 6) representing securities to be sold under such Registration, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

(i) prior to any Public Offering of Registrable Securities, to use its best efforts to (1) register or qualify, and cooperate with each holder of Registrable Securities, the underwriters (if any), the sales agents, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any holder of Registrable Securities or the managing underwriters reasonably request in writing and (2) to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable any holder of Registrable Securities to consummate the disposition of the Registrable Securities owned by such holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3D(h), (ii) subject itself to taxation in any jurisdiction or (iii) consent to general service of process in any such jurisdiction where it is not then so subject;

(j) upon the occurrence of any event contemplated by Section 3D(c)(v), as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(k) prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(l) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(m) enter into an underwriting agreement in such form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing or sole underwriter in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters with respect to the business of the Company and its Subsidiaries, and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters), addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the holders of Registrable Securities than those set forth in Section 3F (or such other provisions and procedures acceptable to holders of a majority of the Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section (and each of the foregoing shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder);

(n) enter into such agreements and take such other appropriate actions as are customary and reasonably necessary to expedite or facilitate the disposition of such Registrable Securities;

(o) comply with all applicable rules and regulations of the SEC and make generally available to its stockholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than the time prescribed under Regulation S-X (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effectiveness of a Registration Statement, which statements shall cover said 12-month periods;

(p) cause the executive officers of the Company to cooperate in any offering of Registrable Securities hereunder, including, participation in a reasonable number of “road shows,” meetings and other communications with potential investors and preparation of all materials for such investors;

(q) use its best efforts to cause all such Registrable Securities covered by such Registration Statement to be listed on the principal securities exchange on which Common Stock is then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange; and

(r) if requested by the holders of a majority of the Apax Shares in connection with any Demand Registration that involves a firmly underwritten Public Offering, use its commercially reasonable efforts to cause to be included in such registration Common Stock having an aggregate value (based on the midpoint of the proposed offering price range specified in the registration statement used to offer such securities) of up to $20 million, to be offered in a primary offering of the Company’s securities contemporaneously with such offering of Registrable Securities.

The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing; provided, that such information shall be used only in connection with such registration. The Company may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such information promptly after receiving such request. The Company shall permit any holder of Registrable Securities that, in such holder’s judgment, may be deemed to be an underwriter or controlling person of the Company, to participate in the preparation of the Registration Statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included. Each holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3D(c)(ii), 3D(c)(iv) or 3D(c)(v), such holder shall forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or prospectus until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by this Section 3D, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto.

3E Registration Expenses.

(a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not any Registration Statement is filed or becomes effective, including all registration and filing fees, including fees with respect to filings required to be made with the Financial Industry Regulatory Authority (FINRA) in connection with an underwritten offering and fees and expenses of compliance with state securities or “blue sky” laws, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of custodians, fees and expenses of counsel for the Company, fees and expenses of all independent certified public accountants referred to in Section 3D(j), underwriters’ fees and expenses (excluding discounts, commissions, or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or any other commissions or legal fees incurred by holders of Registrable Securities (other than the Apax Holders)), roadshow expenses, Securities Act liability insurance, if the Company so desires such insurance, internal expenses of the Company, the expense of any annual audit or interim review, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, the fees and expenses of any Person, including special experts, retained by the Company.

(b) In connection with any Demand Registration or Piggyback Registration hereunder, the Company shall reimburse the holders of the Registrable Securities being registered in such registration for the fees and disbursements of not more than one counsel (plus appropriate local counsel) chosen by the Apax Holders holding at least a majority of the Registrable Securities included in such registration.

3F Indemnification; Contribution.

(a) The Company shall, and shall cause each of its Subsidiaries to, jointly and severally, without limitation as to time, indemnify, defend and hold harmless, to the full extent permitted by Law, each holder of Registrable Securities, the partners, members, officers, directors, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), the partners, members, officers, directors, agents and employees of each such controlling person and any financial or investment adviser (each, a “Covered Person”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions or proceedings (whether commenced or threatened), costs (including, without limitation, costs of preparation and attorneys’ fees) and expenses (including expenses of investigation) (collectively, “Losses”), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or form of prospectus or in any amendment or supplements thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that the same arise out of or are based upon information furnished in writing to the Company by such Covered Person or the related holder of Registrable Securities expressly for use therein or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, that the Company shall not be liable to any Person who participates as an underwriter (other than solely due to such Person’s status as an control person of the Company) in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriters within the meaning of the Securities Act to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (A) such Person failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale by such Person to the Person asserting the claim from which such Losses arise, (B) the prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission and (C) the Company has complied with its obligations under Section 3D(c). Each indemnity and reimbursement of costs and expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person. If the Public Offering pursuant to any Registration Statement provided for under this Section 3 is made through underwriters, (x) no action or failure to act on the part of such underwriters (whether or not such underwriter is an Affiliate of any holder of Registrable Securities) shall affect the obligations of the Company to indemnify any holder of Registrable Securities or any other Person pursuant to the preceding sentence and (y) the Company agrees to enter into an underwriting agreement in customary form with such underwriters and the Company agrees to indemnify such underwriters, their officers, directors, employees and agents, if any, and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as provided in this Section 3F with respect to the indemnification of the holders of Registrable Securities; provided, that the Company shall not be required to indemnify any such underwriter, or any officer, director or employee of such underwriter or any Person who controls such underwriter within the meaning of Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter’s failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.

(b) In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder, or an authorized officer of such holder, shall furnish to the Company in writing such information regarding such holder as the Company reasonably requests for use in connection with any Registration Statement or prospectus and agrees, severally and not jointly, to indemnify, defend and hold harmless to the full extent permitted by Law, the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the partners, members, directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information regarding such holder so furnished in writing by such holder to the Company expressly for use in such Registration Statement or prospectus and that such statement or omission was relied upon by the Company in preparation of such Registration Statement, prospectus or form of prospectus; provided, that such holder of Registrable Securities shall not be liable in any such case to the extent that the holder has furnished in writing to the Company within a reasonable period of time prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Company, and the Company failed to include such information therein. In no event shall the liability of any holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all taxes and expenses incurred in connection therewith) received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

(c) If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party or parties from which such indemnity is sought (the “Indemnifying Parties”) of the commencement of any action, suit, proceeding or investigation or written threat thereof (a “Proceeding”) with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, that the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent that the Indemnifying Parties have been prejudiced by such failure. The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such Proceeding, to assume, at the Indemnifying Parties’ expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, that an Indemnified Party (if more than one such Indemnified Party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (i) the Indemnifying Parties agree to pay such fees and expenses; (ii) the Indemnifying Parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such Indemnified Party or parties; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party or parties and the Indemnifying Parties or an Affiliate of the Indemnifying Parties or such Indemnified Parties, and there may be one or more defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Parties, in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties; the Indemnifying Parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Parties, it being understood, however, that, unless there exists a conflict among Indemnified Parties, the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (plus appropriate local counsel) at any time for such Indemnified Party. Whether or not such defense is assumed by the Indemnifying Parties, such Indemnifying Parties or Indemnified Party shall not be subject to any liability for any settlement made without its or their consent (but such consent shall not he unreasonably withheld or delayed). The Indemnifying Parties shall not consent to entry of any judgment or enter into any settlement which (x) provides for other than monetary damages without the consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) or (y) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance satisfactory to the Indemnified Party, from all liability in respect of such Proceeding for which such Indemnified Party would be entitled to indemnification hereunder.

(d) If the indemnification provided for in this Section 3F is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 3F would otherwise apply by its terms, then each applicable

Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have an obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 3F(a) or 3F(b) was available to such party. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3F(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 3F(d). Notwithstanding the provisions of this Section 3F(d), an Indemnifying Party that is a holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Indemnifying Party exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reasons of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

3G Rules 144 and 144A. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell (subject to any restrictions on Transfers hereunder) Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

3H Underwritten Registrations. No holder of Registrable Securities may participate in any underwritten registration effected pursuant hereto unless such holder (a) agrees to sell such holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

3I No Inconsistent Agreements.

(a) The Company has not and shall not enter into any agreement with respect to the Company’s securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Section 3 or otherwise conflicts with the provisions hereof. The

Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any Preferred Stock, Common Stock or Common Stock Equivalents. Except as provided in this Agreement, the Company shall not grant Other Registration Rights to any Persons without the prior written consent of the Board.

(b) Until the first date on which the Apax Holders cease to Beneficially Own ten percent (10%) or more of the voting power of the Voting Stock, if the Company grants to any other holders of Common Stock any rights to request the Company to effect the registration under the Securities Act of any such shares of Common Stock or to be included in any registration under the Securities Act on terms more favorable to such holders than the terms set forth in this Agreement, the terms of this Agreement shall be deemed amended or supplemented to the extent necessary to provide the Apax Holders such more favorable rights and benefits.

4. Legend.

(a) Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain Stockholder Shares after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [                    ], HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.”

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding as of the date hereof.

(b) Unless waived by the Company, no Stockholder may Transfer any Stockholder Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (if required by the Company) reasonably acceptable in form and substance to the Company (which counsel will be reasonably acceptable to the Company) that registration under the Securities Act is not required in connection with such Transfer. If such opinion of counsel reasonably acceptable in form and substance to the Company further states that no subsequent Transfer of such Stockholder Shares will require registration under the Securities Act, the Company will promptly upon such Transfer deliver new certificates for such securities which do not bear the Securities Act legend set forth in Section 4(a).

5. Matters Requiring Approval of the Apax Holders. Notwithstanding any other provision of this Agreement and until such time as the Apax Holders cease to Beneficially Own thirty-five percent (35%) or more of the voting power of the Voting Stock, the Company and each of its Subsidiaries shall not, without the approval of the Apax Holders:

(a) elect, hire or terminate the chief executive officer;

(b) enter into any agreement to effect, or publicly endorse or recommend any Change of Control;

(c) initiate any liquidation, dissolution or winding up or other bankruptcy proceeding;

(d) effect or enter into any agreement providing for, in a single transaction or a series of related transactions, the acquisition or divestiture of assets for aggregate consideration in excess of $100 million;

(e) issue, in a single transaction or a series of related transactions, equity securities for an aggregate consideration in excess of $100 million; and

(f) declare any extraordinary dividends or make any pro rata share repurchases.

6. Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them in this Section 6:

“Affiliate” or “Affiliates” of any Person means any other Person, directly or indirectly controlling, controlled by or under common control with such Person and any partner, member or equityholder of such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble hereto.

“Apax” means (a) Ben S.à r.l.; (b) Apax US VII, L.P., Apax Europe VII-A, L.P., Apax Europe VII-B, L.P., Apax Europe VII-1, L.P., and any investment fund sponsored by the same manager or advisor of any such Person and any parallel funds of such Persons; (c) any Affiliate of such investment fund; (d) any investment fund advised by employees of the entities listed in clause (b) and (c); (e) the general partner or manager of any investment fund described in clause (b), (c), or (d) above; and (f) each of the partners, directors, officers, employees, members or equityholders of any Person described in clause (b), (c), (d) or (e) above.

“Apax Directors” has the meaning set forth in Section 1(a).

“Apax Holders” means any of Ben S.à r.l. or any of its Permitted Transferees.

“Apax Majority Holders” means the holders of at least a majority of the outstanding shares of Common Stock included in the Apax Shares.

“Apax Requesting Holders” means the Apax Majority Holders requesting registration of Registrable Securities pursuant to Section 3A(a).

“Apax Shares” means all Stockholder Shares issued or issuable to any Apax Holder, whether upon exercise of any preemptive rights or otherwise.

“Ben S.à r.l.” has the meaning set forth in the preamble hereto.

“Beneficially Own” means any direct or indirect, collective beneficial ownership (as such term is defined in Rule 16a-1(a)(2) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

“Board” has the meaning set forth in the recitals hereto.

“Business Day” means any calendar day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as amended, restated or otherwise modified from time to time.

“Change of Control” means:

(a) The sale of all or substantially all of the assets of the Company to any Person (or group of Persons acting in concert) in one or more series of related transactions;

(b) any Person, other than the Apax Holders, Beneficially Owns more than fifty percent (50%) of the total voting power of the Voting Stock; provided, however, that a transaction in which the Company becomes a wholly owned Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if:

(i) the stockholders of the Company immediately prior to such transaction Beneficially Own more than fifty percent (50%) of the voting power of the outstanding voting stock of such Person immediately following the consummation of such transaction; and

(ii) immediately following the consummation of such transaction, no Person, other than such other Person of which the Company is a wholly owned Subsidiary or Apax Holders, Beneficially Owns more than fifty percent (50%) of the voting power of the Voting Stock; or

(c) individuals who on the date of the consummation of the IPO constituted the Board, together with any new directors whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board then in office.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Common Stock Equivalents” means (without duplication with any Common Stock or other Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or securities exercisable for or convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Company” has the meaning set forth in the preamble hereto.

“Covered Person” has the meaning set forth in Section 3F(a).

“Demand Registration” has the meaning set forth in Section 3A(a).

“Demand Right” has the meaning set forth in Section 3A(a).

“DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C § 101 et. seq.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Family” means, with respect to any Stockholder that is a natural person, such Stockholder’s spouse, former spouse, descendants (whether natural or adopted), parents and siblings and their descendents and any trust, family limited partnership or other similar entity established solely for the benefit of such person or such person’s spouse, descendants (whether natural or adopted), parents or siblings.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied throughout the applicable periods both as to classification of items and amounts.

“Holdings” has the meaning set forth in the recitals hereto.

“Indemnified Party” has the meaning set forth in Section 3F(c).

“Indemnifying Parties” has the meaning set forth in Section 3F(c).

“Inspectors” has the meaning set forth in Section 3D(f).

“IPO” has the meaning set forth in the recitals hereto.

“Law” means any federal, state, local or foreign law, rule, or regulation.

“Losses” has the meaning set forth in Section 3F(a).

“Majority Holders” means the Stockholders holding a majority of the outstanding shares of Common Stock.

“Management Holders” has the meaning set forth in the preamble hereto.

“Merger” has the meaning set forth in the recitals hereto.

“Morse Holder” means Peter C. Morse for as long as he or his Permitted Transferees hold Registrable Securities.

“Other Holders” has the meaning set forth in the preamble hereto.

“Other Investor Shares” means all Stockholder Shares issued or issuable to any Other Investor, whether upon the exercise of any Common Stock Equivalents, preemptive rights or otherwise.

“Other Investors” means any of the Other Holders or any of its Permitted Transferees.

“Other Registration Rights” has the meaning set forth in Section 3A(a).

“Permitted Transferee” means (i) in the case of any Stockholder who is a natural person or a grantor retained annuity trust, (A) pursuant to applicable laws of descent and distribution or to or among members of such Stockholder’s or grantor’s Family (provided, that in the case of a Transfer by a Stockholder to a member of his Family, such Stockholder retains the right to vote and direct the disposition of such Stockholder Shares) or (B) for estate planning purposes or (ii) in the case of any Apax Holder, (A) to any of its Affiliates, (B) to any person included in the definition of “Apax” or the limited partners or shareholders thereof or (C) to any other Transferee of shares of Common Stock transferred by the Apax Holders or their respective Affiliates or with respect to each of (A), (B) and (C), any subsequent Transferees thereof (in each case, other than pursuant to a widely distributed public sale and other than any Person that acquires Common Stock in an open market purchase) and, in each case, that execute a joinder to this Agreement substantially in the form attached as Exhibit A hereto.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 3B(a).

“Preferred Stock” means preferred stock of the Company, if any.

“Priority Right” has the meaning set forth in Section 3A(c).

“Proceeding” has the meaning set forth in Section 3F(c).

“Public Offering” means any offering by the Company of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

“Public Sale” means any sale of Stockholder Shares pursuant to a Public Offering or a Rule 144 Sale.

“Records” has the meaning set forth in Section 3D(f).

“Registrable Securities” means for any Stockholder (a) any shares of Common Stock held by such Stockholder, (b) any shares of Common Stock issued or issuable upon the exercise, conversion or exchange of all Common Stock Equivalents held by such Stockholder, and (c) any securities issued in respect of the securities described in clauses (a) and (b) above by way of a stock or other equity split or combination, or stock or other equity dividend, or in connection with a merger, consolidation, conversion, business combination, recapitalization, reclassification or reorganization; provided, that except as otherwise provided herein, with respect to any Common Stock that are subject to vesting requirements, such Common Stock shall be Registrable Securities only to the extent that such Common Stock are fully vested. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been (i) Transferred in a Public Sale or (ii) otherwise Transferred to any Person other than a Permitted Transferee. Notwithstanding the foregoing, the Company shall not be required to register any securities other than shares of its Common Stock.

“Registration” means the registration of Registrable Securities pursuant to a Registration Statement filed pursuant to Section 3.

“Registration Notice” has the meaning set forth in Section 3A(a).

“Registration Request” has the meaning set forth in Section 3A(a).

“Registration Statement” means any registration statement of the Company filed with the SEC pursuant to the Securities Act (other than a registration statement on Form S-4 or Form S-8 or any similar or successor form), including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144 Sale” means a sale of Stockholder Shares to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144 (other than Rule 144(k) prior to a Public Offering) adopted under the Securities Act (or any successor rule or regulation).

“Schedule of Investors” has the meaning set forth in the preamble hereto.

“SEC” means the United States Securities and Exchange Commission.

“Selling Stockholders” has the meaning set forth in the recitals hereto.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“shelf registration statement” has the meaning set forth in Section 3A(g).

“Stockholder” means, collectively, the Apax Holders and the Other Investors.

“Stockholder Shares” means (a) any capital stock of the Company purchased or otherwise acquired by any Stockholder, and (b) any securities issued or issuable directly or indirectly with respect to any of the securities described in clause (a) above, in each case, by way of stock dividend or other distribution or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been acquired by the Company or sold pursuant to a Public Sale.

“Sub Board” has the meaning set forth in Section 1(a).

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, mortgage, encumbrance, grant of a security interest in, or other disposition (whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) including any derivative transaction that has the effect of changing materially the economic benefits and risks of ownership (and “Transferee,” “Transferor” and any other derivation thereof shall have correlative meanings).

“Voting Stock” has the meaning set forth in Section 1(a).

“WKSI” has the meaning set forth in Section 3A(g).

7. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) sent by facsimile to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if sent by facsimile before 5:00 p.m. New York time on a Business Day, and otherwise on the next Business Day, or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice to the Company shall be made at the following address:

To the Company:

Bankrate, Inc.

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

Attention: Edward J. DiMaria

Facsimile No.: (917) 368-8611

with a copy (which shall not constitute notice to the Company) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Edward D. Herlihy

         Benjamin M. Roth

Facsimile No.: (212) 403-2000

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

8. Termination. This Agreement shall terminate on the date on which each and any of the Stockholders cease to Beneficially Own any Registrable Securities.

9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

10. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. In the event of any conflict between the provisions of this Agreement and the provisions of the Certificate of Incorporation or Bylaws, the provisions of this Agreement prevail to the extent permitted by law.

11. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any subsequent holders of Stockholder Shares and the respective permitted successors and assigns of each of them); provided, that Section 3F shall continue to apply with respect to any of the Stockholder Shares that were sold, assigned or transferred pursuant to the registration rights granted under Section 3. The Apax Holders shall be entitled to assign all or any portion of their rights hereunder to any Permitted Transferee.

13. Remedies. The Company and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies at Law or in equity existing in its favor, the Company shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

14. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

15. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and the Apax Majority Holders. Notwithstanding the foregoing, if any amendment, modification or waiver of any provision of this Agreement would materially adversely affect the rights of a Stockholder in a manner disproportionate to the other Stockholders holding the same class of Stockholder Shares, or impose any additional obligation of any type on any Stockholder (except as may be required by Law or Exchange Act requirements) then such amendment, modification or waiver shall also require the prior written consent of such Stockholder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

16. Delivery by Facsimile and Electronically. This Agreement and any signed agreement or instrument entered into in connection thereto or contemplated thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation of a contract and each such party forever waives any such defense.

17. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

18. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard solely and exclusively in the Court of Chancery of the State of Delaware or, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, in another state court sitting in the State of Delaware, and the parties agree to jurisdiction and venue therein.

22. Further Assurances. From time to time following the date hereof, the parties hereto shall execute and deliver such other instruments of assignment, transfer and delivery and shall take such other actions as any other party hereto reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.

23. No Third Party Beneficiaries. There are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto other than their respective successors, heirs and assigns, any rights, remedies, obligations or liabilities.

24. Time of the Essence. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York City, New York are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

25. Instructions of Apax Holders. For any right or action to be exercised or taken by the Apax Holders hereunder, including the rights to nominate directors pursuant to Section 1, the Company will take directions from, and will be entitled to rely upon, any instructions provided by Ben Holding S.à r.l.; provided that, following such time as Ben Holding

S.à r.l. has assigned any of its rights hereunder pursuant to Section 12 to any Person falling within clause (ii)(C) of the definition of Permitted Transferee, then any such right or action will be exercised or taken by, and the Company will take direction from (and only from), and will be entitled to rely upon, any instruction provided by the Apax Majority Holders or as otherwise agreed by the Apax Holders and as notified to the Company in writing.

[END OF PAGE]

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Stockholders Agreement on the day and year first above written.

BANKRATE, INC.

By:
Name:
Title:

BEN HOLDING S.À R.L.

By:
Name:
	Title:	Class A director
(gérant de classe A)

By:
Name:
	Title:	Class B director
(gérant de classe B)

PETER C. MORSE

THOMAS R. EVANS

EDWARD J. DiMARIA

DANIEL P. HOOGTERP

MICHAEL RICCIARDELLI

DONALDSON M. ROSS

SETH BRODY

JEFFERY BOYD

CHRISTIAN STAHL

MITCH TRUWIT

EXHIBIT A

FORM OF JOINDER TO

STOCKHOLDERS AGREEMENT

This JOINDER (the “Joinder”) to the Fourth Amended and Restated Stockholders Agreement, dated as of [—], 2011 by and among Bankrate, Inc., a Delaware corporation (the “Company”), Ben Holding S.à r.l., and certain stockholders of the Company (the “Agreement”), is made and entered into as of                              by and between the Company and                              (“Holder”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, Holder has acquired certain shares of [Preferred Stock/Common Stock] (“Holder Shares”), and the Agreement and the Company requires Holder, as a holder of such [Preferred Stock/Common Stock], to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1. Agreement to be Bound. Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, subject to, and entitled to the rights provided by, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed an [Apax/Other Investor] for all purposes thereof. In addition, Holder hereby agrees that all Holder Shares shall be deemed [Apax/Other Investor] Shares for all purposes of the Agreement.

2. Notices. For purposes of Section 7 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

Tel:
Fax:

3. Successors and Assigns. Except as otherwise provided in the Agreement, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Holder and any subsequent holders of Holder Shares and the respective permitted successors and assigns of each of them, so long as they hold Holder Shares; provided, that Section 3F of the Agreement shall continue to apply with respect to any of the Holder Shares that were sold, assigned or transferred pursuant to the registration rights granted under Section 3 of the Agreement.

4. Counterparts. This Joinder may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

5. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS JOINDER OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS JOINDER OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS JOINDER WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

6. Applicable Law. This Joinder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard solely and exclusively in the Court of Chancery of the State of Delaware or, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, in another state court sitting in the State of Delaware, and the parties agree to jurisdiction and venue therein.

7. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

*      *      *      *       *

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

COMPANY:

BANKRATE, INC.

By:
Name:
Its:

HOLDER:

By:
Name:
Title: